Exhibit 99.1

NEWS RELEASE

	Contacts:	Susser Holdings Corporation Mary Sullivan, Chief Financial Officer (361) 693-3743, msullivan@susser.com

FOR IMMEDIATE RELEASE		DRG&E Ken Dennard, Managing Partner (713) 529-6600, ksdennard@drg-e.com Anne Pearson, Senior Vice President (210) 408-6321, apearson@drg-e.com

Susser Holdings Provides Fourth Quarter

and Full Year 2009 Operating Results Update

CORPUS CHRISTI, Texas, Jan. 22, 2010 – Susser Holdings Corporation (NASDAQ: SUSS) said today it expects to report a same-store merchandise sales decline of approximately 1.2 percent for the fourth quarter of 2009 and growth of approximately 3.3 percent for the full year.

Retail average per-store fuel volumes are expected to decline by 5.9 percent versus the fourth quarter of last year, but on a full-year basis, they are expected to be up by 2.4 percent.

Full-year same-store sales and per-store fuel volume growth were in the middle of the company’s 2009 guidance. Both numbers exclude the impact of the 53rd week in 2009, for comparison against the prior year.

“Last year was the 21st consecutive year that Susser realized positive annual same-store sales growth,” said Sam L. Susser, President and Chief Executive Officer. “The fourth quarter merchandise comparison reflects the fact that the recession accelerated in Texas in the last part of 2009. Our fourth quarter retail fuel volume also compares against a three-month period of increasing gasoline demand a year earlier, fueled by falling prices at the pump. The Company was cycling up against growth in same-store merchandise of 6.5 percent and in average per-store fuel volume of 6.2 percent in the fourth quarter of 2008.”

Corpus Christi, Texas-based Susser Holdings Corporation is a third-generation family led business that operates more than 520 convenience stores in Texas, New Mexico and Oklahoma under the Stripes and Town & Country banners. Restaurant service is available in over 300 of its stores, primarily under the proprietary Laredo Taco Company and Country Cookin’ brands. The Company also supplies branded motor fuel to approximately 380 independent dealers through its wholesale fuel division.

Forward-Looking Statements

This news release contains “forward-looking statements” describing Susser’s objectives, targets, plans, strategies, costs, anticipated capital expenditures, expansion of our food service offerings, potential

Susser Holdings Corporation – Page 2

acquisitions and new store openings and dealer locations. These statements are based on current plans and expectations and involve a number of risks and uncertainties that could cause actual results and events to vary materially, including but not limited to: competition from other convenience stores, gasoline stations, dollar stores, drug stores, supermarkets, hypermarkets and other wholesale fuel distributors; changes in economic conditions; volatility in energy prices; political conditions in key crude oil producing regions; wholesale cost increases of tobacco products; adverse publicity concerning food quality, food safety or other health concerns related to our restaurant facilities; consumer or other litigation; consumer behavior, travel and tourism trends; devaluation of the Mexican peso or restrictions on access of Mexican citizens to the U.S.; unfavorable weather conditions; changes in state and federal regulations; dependence on one principal supplier for merchandise, two principal suppliers for gasoline and one principal provider for transportation of substantially all of our motor fuel; financial leverage and debt covenants; changes in debt ratings; inability to identify, acquire and integrate new stores; dependence on senior management; acts of war and terrorism; and other unforeseen factors. For a full discussion of these and other risks and uncertainties, refer to the “Risk Factors” section of the Company’s annual report on Form 10-K for the year ended December 28, 2008, and subsequent quarterly reports on Form 10-Q. These forward-looking statements are based on and include our estimates as of the date hereof. Subsequent events and market developments could cause our estimates to change. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if new information becomes available, except as may be required by applicable law.

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SUSS-IR